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                           Apex Silver Mines Limited
                          Annual Report on Form 10-K
                                    for the
                              Year Ended 12/31/99
                              -------------------

                                  Exhibit 21

                                 Subsidiaries



Andean Silver Corporation LDC

Apex Asia LDC

Apex Metals Limited

Apex Partners LDC

Apex Silver Mines Corporation

Apex Silver Mines LDC

ASC Bolivia LDC

ASC Partners LDC

ASC Peru LDC

Asgadmongu Company Ltd.

ASM Holdings Limited

Compania Minerales De Zacatecas, S. DE R.L. De C.V.

Cordilleras Silver Mines Ltd.

Cordilleras Silver Mines (Cayman) LDC

JSC Kumushtak

Kumushtak Management Company

Minera De Cordilleras, S. De R.L. De C.V.

Minera De Cordilleras (Honduras), S. De R.L.

Minera Largo S. De R.L. De C.V.